Exhibit 99.1

545 E. JOHN CARPENTER FREEWAY, SUITE 1300 IRVING, TX 75062 PH: 972-444-4900 F: 972-444-4949 WWW.FELCOR.COM NYSE: FCH

For Immediate Release:

FELCOR REPORTS SECOND QUARTER RESULTS

          IRVING, Texas...August 5, 2009 - FelCor Lodging Trust Incorporated (NYSE: FCH) today reported operating results for the second quarter and six months ended June 30, 2009.

“We continue to make progress on our goals this year: reduce operating expenses; improve market share; develop new sources of revenues within our hotels; and ensure that we have adequate liquidity. These measures are reflected in our second quarter results – portfolio market share increased two percent, operating margins were better than expected, Adjusted FFO met the low-end of our expectations, and we successfully closed a $200 million secured term loan,” said Richard A. Smith, FelCor’s President and Chief Executive Officer.

Summary:

•	Closed a $200 million secured term loan.

•	Repaid and terminated our line of credit facility, eliminating restrictive corporate financial covenants.

•	Adjusted FFO per share was $0.33 for the second quarter, which met our low-end of expectations. Adjusted EBITDA was $55.9 million.

•	Increased market share two percent for the second quarter at our 85 consolidated hotels.

•	RevPAR decreased 20.6 percent for the second quarter at our 85 consolidated hotels and 20.1 percent year-to-date through June.

•

Hotel expenses declined 14.6 percent during the second quarter. Due to strict expense controls at our hotels, we were able to limit the effect of reduced revenue on flow-through to Hotel EBITDA to 53 percent compared to the prior year, and only 27 percent compared to budget. Hotel EBITDA margin decreased 534 basis points, which was better than expected.

•	Completed the redevelopment at our San Francisco Marriott Union Square hotel in June. RevPAR and market share have been exceeding expectations.

•	Net loss applicable to common stockholders for the second quarter was $20.9 million.

Second Quarter Operating Results:

Revenue per available room (“RevPAR”) for our 85 consolidated hotels decreased by 20.6 percent to $84.01, driven by decreases in both average daily rate (“ADR”) (an 11.6 percent decrease to $122.14) and occupancy (a 10.1 percent decrease to 68.8 percent), compared to the same period in 2008.

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FelCor Lodging Trust Incorporated Second Quarter 2009 Operating Results

August 5, 2009

“We expected year-over-year RevPAR comparisons to ease somewhat beginning in May 2009, but that did not occur until July.  As a result, Adjusted EBITDA was lower than anticipated during the second quarter.  However, our portfolio continued to gain market share and our margins were better than expected.  We are encouraged by the recent improvement in the economic indicators, including consumer confidence, unemployment claims, home prices and industrial manufacturing, which should lead to higher demand.  Furthermore, supply growth for the industry has peaked.  As a result, our RevPAR in July decreased only 15 percent to prior year, compared to 20 percent in June and 22 percent in May.  However, we remain cautious, as the timing of the recovery is difficult to predict, and visibility into future demand trends remains low.  We will continue to focus on our goals to improve market share, which include maintaining rate integrity and working with our operators to achieve the most efficient cost structure in the face of deteriorating lodging demand,” continued Mr. Smith.

Adjusted Funds from Operations (“FFO”) was $20.9 million, or $0.33 per share, compared to Adjusted FFO of $49.5 million, or $0.76 per share, for the same period in 2008.

Hotel EBITDA decreased to $64.1 million, compared to $97.4 million in the same period in 2008. Hotel EBITDA margin was 26.6 percent, a 534 basis point decrease compared to the same period in 2008. Hotel operating expenses decreased 14.6 percent compared to prior year. This decline reflects various factors, including: decreased labor costs, including permanent hotel staffing reductions; decreased other room expenses, such as guest transportation and in-room amenities; decreased incentive management fees; and improved efficiencies in the food and beverage outlets. Prior to accounting for taxes, insurance and land leases, Hotel EBITDA margins declined only 359 basis points. Hotel EBITDA represents EBITDA generated by our hotels before corporate expenses and joint venture adjustments.

Adjusted EBITDA was $55.9 million, compared to $87.2 million for the same period in 2008.

Net loss applicable to common stockholders was $20.9 million, or $0.33 per share, compared to net income of $13.6 million, or $0.21 per share, for the same period in 2008.

EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO and Adjusted FFO are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 13 for a reconciliation of each of these measures to the most comparable GAAP financial measure and for information regarding the use, limitations and importance of these non-GAAP financial measures.

Balance Sheet/Liquidity:

At June 30, 2009, we had $1.6 billion of consolidated debt outstanding with a weighted average interest rate of 5.6 percent, and our cash and cash equivalents totaled $118.5 million.

In June, we closed a $200 million secured term loan. Proceeds of the new loan will be used for general corporate purposes. The new loan is non-recourse and secured by nine hotels. The loan bears interest at LIBOR plus 350 basis points, has a 65 percent loan to appraised value ratio and matures in 2013, including two one-year extension options. We also repaid all of our outstanding obligations (totaling $128 million) under our line of credit, which we then terminated.

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FelCor Lodging Trust Incorporated Second Quarter 2009 Operating Results

August 5, 2009

“We are pleased to have closed this loan in a very challenging environment. This new loan extends our maturity profile and provides additional cash on hand. We also were able to eliminate restrictive covenants by terminating our line of credit. Our attention now turns to the debt that matures in 2010 and 2011. We have engaged in discussions with various lenders and bankers to modify and/or extend, or refinance this debt,” said Andrew J. Welch, FelCor’s Executive Vice President and Chief Financial Officer.

Capital Expenditures and Development:

For the quarter and six months ended June 30, 2009, we spent $22 million and $48 million, respectively, on capital expenditures at our hotels (including our pro rata share of joint ventures). Included in the capital expenditures are $11 million and $25 million, respectively, to complete our renovation and redevelopment projects.

          In June, we completed the final phase of the comprehensive redevelopment at our San Francisco Marriott Union Square hotel. Second quarter RevPAR (under the Marriott flag) increased 21 percent at this hotel, compared to the prior year, and its market share increased by 82 percent, exceeding expectations. The market share index at this hotel was 109 percent in the second quarter compared to 79 percent in 2006 (prior to its renovation).

Outlook:

As a result of the continued deterioration of lodging demand, we now expect our RevPAR to decline more than our previous guidance. However, our revised FFO outlook reflects the positive impact of our strict expense controls and lower interest expense, which offsets the decline in RevPAR. While we expect RevPAR to decline sharply in 2009, our portfolio will benefit from the renovations we completed in 2008 and the redevelopment of our San Francisco Marriott Union Square hotel.

Assuming full-year 2009 RevPAR for our 85 consolidated hotels decreases between 17 and 15 percent, we anticipate:

•	Adjusted EBITDA to be between $188 million and $196 million;

•	Adjusted FFO per share to be between $0.74 and $0.86;

•	Net loss to be between $82 million and $74 million; and

•	Interest expense to be approximately $97 million.

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FelCor Lodging Trust Incorporated Second Quarter 2009 Operating Results

August 5, 2009

FelCor, a real estate investment trust, is the nation’s largest owner of upper-upscale, all-suite hotels. FelCor owns interests in 87 hotels and resorts, located in 23 states and Canada. FelCor’s portfolio consists primarily of upper-upscale hotels, which are flagged under global brands - Embassy Suites Hotels®, Doubletree ®, Hilton®, Marriott®, Renaissance®, Sheraton®, Westin® and Holiday Inn®. Additional information can be found on the Company’s Web site at www.felcor.com.

We invite you to listen to our second quarter earnings Conference Call on Thursday, August 6, 2009, at 11:00 a.m. (Central Time). The conference call will be Web cast simultaneously via the Internet on FelCor’s Web site at www.felcor.com. Interested investors and other parties who wish to access the call should go to FelCor’s Web site and click on the conference call microphone icon on either the “Investor Relations” or “News” pages. The conference call replay will be archived on the Company’s Web site.

With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Current economic circumstances or a further economic slowdown and the impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions, dispositions and debt refinancing, the availability of capital, the impact on the travel industry from increased fuel prices and security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Contact:

Stephen A. Schafer, Vice President Strategic Planning & Investor Relations,

(972) 444-4912	sschafer@felcor.com

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FelCor Lodging Trust Incorporated Second Quarter 2009 Operating Results

August 5, 2009

SUPPLEMENTAL INFORMATION

INTRODUCTION

        The following information is presented in order to help our investors understand the financial position of the Company as of and for the three and six month periods ended June 30, 2009.

TABLE OF CONTENTS

PAGE

Consolidated Statements of Operations(a)	6
Consolidated Balance Sheets(a)	7
Capital Expenditures	8
Supplemental Financial Data	8
Debt Summary	9
Hotel Portfolio Composition	10
Detailed Operating Statistics by Brand	11
Detailed Operating Statistics for FelCor’s Top Markets	12
Non-GAAP Financial Measures	13

(a)

Our consolidated statements of operations and balance sheets have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations and balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Quarterly Report on Form 10-Q.

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FelCor Lodging Trust Incorporated Second Quarter 2009 Operating Results

August 5, 2009

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Hotel operating revenue:
Room	$190,388	$239,689	$373,388	$469,821
Food and beverage	36,303	49,010	73,416	95,518
Other operating departments	14,889	16,538	28,778	31,445
Other revenue	988	931	1,274	1,259
Total revenues	242,568	306,168	476,856	598,043
Expenses:
Hotel departmental expenses:
Room	49,039	56,871	95,539	111,522
Food and beverage	28,534	36,096	57,405	71,542
Other operating departments	6,285	7,170	12,492	14,199
Other property related costs	65,912	76,574	133,219	153,699
Management and franchise fees	11,410	15,973	22,917	31,875
Taxes, insurance and lease expense	25,025	28,862	50,056	58,166
Corporate expenses	5,236	4,864	11,358	11,691
Depreciation and amortization	36,657	35,072	74,042	68,840
Impairment loss	-	-	1,368	17,131
Other expenses	1,801	900	2,497	1,833
Total operating expenses	229,899	262,382	460,893	540,498

Operating income	12,669	43,786	15,963	57,545
Interest expense, net	(22,782)	(24,769)	(44,074)	(50,772)
Charges related to debt extinguishment	(594)	-	(594)	-
Income (loss) before equity in income (loss) from unconsolidated entities	(10,707)	19,017	(28,705)	6,773
Equity in income (loss) from unconsolidated entities	(261)	2,331	(3,685)	1,709
Gain on involuntary conversion	-	3,095	-	3,095
Income (loss) from continuing operations	(10,968)	24,443	(32,390)	11,577
Discontinued operations	-	-	-	(13)
Net income (loss)	(10,968)	24,443	(32,390)	11,564
Net loss (income) attributable to noncontrolling interests in other partnerships	(324)	(890)	(108)	(961)
Net loss (income) attributable to redeemable noncontrolling interests in FelCor LP	97	(291)	239	186
Net income (loss) attributable to FelCor	(11,195)	23,262	(32,259)	10,789
Preferred dividends	(9,678)	(9,678)	(19,356)	(19,356)
Net income (loss) applicable to FelCor common stockholders	$(20,873)	$13,584	$(51,615)	$(8,567)
Basic and diluted per common share data:
Net income (loss) from continuing operations attributable to FelCor common stockholders	$(0.33)	$0.21	$(0.82)	$(0.15)
Net income (loss) attributable to FelCor common stockholders	$(0.33)	$0.21	$(0.82)	$(0.15)
Basic and diluted weighted average common shares outstanding	63,101	61,822	63,132	61,819
Cash dividends declared on common stock	$-	$0.35	$-	$0.70

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FelCor Lodging Trust Incorporated Second Quarter 2009 Operating Results

August 5, 2009

Consolidated Balance Sheets

(unaudited, in thousands)

	June 30, 2009	December 31, 2008
ASSETS
Investment in hotels, net of accumulated depreciation of $885,794 at June 30, 2009 and $816,271 at December 31, 2008	$2,249,297	$2,279,026
Investment in unconsolidated entities	87,536	94,506
Cash and cash equivalents	118,508	50,187
Restricted cash	17,610	13,213
Accounts receivable, net of allowance for doubtful accounts of $296 at June 30, 2009 and $521 at December 31, 2008	33,022	35,240
Deferred expenses, net of accumulated amortization of $11,443 at June 30, 2009 and $13,087 at December 31, 2008	11,006	5,556
Other assets	40,356	34,541
Total assets	$2,557,335	$2,512,269

LIABILITIES AND EQUITY
Debt, net of discount of $1,274 at June 30, 2009 and $1,544 at December 31, 2008	$1,636,561	$1,551,686
Preferred distributions payable	18,223	8,545
Accrued expenses and other liabilities	130,220	132,604
Total liabilities	1,785,004	1,692,835
Commitments and contingencies
Redeemable noncontrolling interests in FelCor LP at redemption value, 296 units issued and outstanding at June 30, 2009 and December 31, 2008	728	545
Equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,880 shares, liquidation value of $322,011, issued and outstanding at June 30, 2009 and December 31, 2008	309,362	309,362
Series C Cumulative Redeemable Preferred Stock, 68 shares, liquidation value of $169,950, issued and outstanding at June 30, 2009 and December 31, 2008	169,412	169,412
Common stock, $.01 par value, 200,000 shares authorized and 69,413 shares issued and outstanding, including shares in treasury, at June 30, 2009 and December 31, 2008	694	694
Additional paid-in capital	2,036,615	2,045,482
Accumulated other comprehensive income	17,786	15,347
Accumulated deficit	(1,697,602)	(1,645,947)
Less: Common stock in treasury, at cost, of 4,723 shares at June 30, 2009 and 5,189 shares at December 31, 2008	(88,361)	(99,245)
Total FelCor stockholders’ equity	747,906	795,105
Noncontrolling interests in other partnerships	23,697	23,784
Total equity	771,603	818,889

Total liabilities and equity	$2,557,335	$2,512,269

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FelCor Lodging Trust Incorporated Second Quarter 2009 Operating Results

August 5, 2009

Capital Expenditures

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Improvements and additions to consolidated hotels	$20,265	$31,251	$45,539	$73,625
Consolidated joint venture partners’ pro rata share of additions to hotels	(122)	(962)	(376)	(2,218)
Pro rata share of unconsolidated additions to hotels	1,491	4,335	2,953	11,306
Total additions to hotels(a)	$21,634	$34,624	$48,116	$82,713

(a)	Includes capitalized interest, property taxes, ground leases and certain employee costs.

Supplemental Financial Data

(in thousands, except per share information)

Total Enterprise Value	June 30, 2009	December 31, 2008
Common shares outstanding	64,689	64,224
Units outstanding	296	296
Combined shares and units outstanding	64,985	64,520
Common stock price	$2.46	$1.84
Equity capitalization	$159,863	$118,717
Series A preferred stock	309,362	309,362
Series C preferred stock	169,412	169,412
Consolidated debt	1,636,561	1,551,686
Noncontrolling interests of consolidated debt	(4,025)	(4,078)
Pro rata share of unconsolidated debt	108,704	112,220
Cash and cash equivalents	(118,508)	(50,187)
Total enterprise value (TEV)	$2,261,369	$2,207,132

Dividends Per Share
Dividends declared:
Common stock	$-	$0.85
Series A preferred stock	$-	$1.95
Series C preferred stock (depositary shares)	$-	$2.00

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FelCor Lodging Trust Incorporated Second Quarter 2009 Operating Results

August 5, 2009

Debt Summary

(dollars in thousands)

	Encumbered Hotels		Interest Rate at June 30, 2009		Maturity Date	Consolidated Debt
Senior term notes	none		9.00	%(a)	June 2011	$299,539
Senior term notes	none		L + 1.875		December 2011	215,000
Total senior debt			6.50	(b)		514,539

CMBS debt	12 hotels	(c)	L + 0.93	(d)	November 2011(e)	250,000
Mortgage debt	9 hotels	(f)	L + 3.50	(g)	August 2011(h)	200,800
Mortgage debt(i)	Esmeralda-REN, Vinoy-REN		L + 1.55	(j)	May 2012(k)	176,411
CMBS debt(i)	8 hotels	(l)	8.70		May 2010	160,217
Mortgage debt	7 hotels	(m)	9.02		April 2014	119,374
Mortgage debt	6 hotels	(n)	8.73		May 2010	114,533
CMBS debt(i)	5 hotels	(o)	6.66		June-August 2014	71,724
CMBS debt(i)	Boca Raton-ES, Wilmington-DT		6.15		June 2009(p)	14,399
CMBS debt	Indianapolis North-ES		5.81		July 2016	11,941
Capital lease and other	St. Paul-ES and other		9.70		various	2,623
Total mortgage debt	53 hotels		5.23	(b)		1,122,022
Total			5.63	%(b)		$1,636,561

(a)	When either Moody’s Investor Service or Standard & Poor’s Rating Services increases our senior note ratings to Ba3 or BB-, respectively, this interest rate will decrease to 8.5%.
(b)	Interest rates are calculated based on the weighted average debt outstanding at June 30, 2009.
(c)

The hotels that secure this debt are: Anaheim-ES, Bloomington-ES, Charleston Mills House-HI, Dallas DFW South-ES, Deerfield Beach-ES, Jacksonville-ES, Lexington-HS, Dallas Love Field-ES, Raleigh/Durham-DTGS, San Antonio Airport-HI, Tampa Rocky Point-DTGS, and Phoenix Tempe-ES.

(d)	We have purchased an interest rate cap that caps LIBOR at 7.8% and expires in November 2009 for this notional amount.
(e)	The maturity date assumes that we will exercise the remaining two one-year extension options that permit, at our sole discretion, the current November 2009 maturity to be extended to 2011.
(f)

The hotels that secure this debt are: Charlotte SouthPark-DT, Houston Medical Center-HI, Myrtle Beach-HLT, Mandalay Beach-ES, Nashville Airport-ES, Philadelphia Independence Mall-HI, Pittsburgh University Center-HI, Santa Barbara-HI, and Santa Monica-HI.

(g)	LIBOR for this loan is subject to a 2% floor.
(h)	This loan can be extended for as many as two years, subject to satisfying certain conditions that we expect to satisfy.
(i)	The hotels under this debt are subject to separate loan agreements and are not cross collateralized.
(j)	We have purchased interest rate caps that cap LIBOR at 6.5% and expire in May 2010 for aggregate notional amounts of $177 million.
(k)	We have exercised the first of three successive one-year extension options that permit, at our sole discretion, the original May 2009 maturity to be extended to 2012.
(l)	The hotels that secure this debt are: South San Francisco-ES, Orlando South-ES, Atlanta Buckhead-ES, Chicago Deerfield-ES, New Orleans-ES, Boston Marlboro-ES, Piscataway-ES, and Corpus Christi-ES.
(m)	The hotels that secure this debt are: Milpitas-ES, Napa Valley-ES, Minneapolis Airport-ES, Birmingham-ES, Baton Rouge-ES, Miami Airport-ES, and Ft. Lauderdale-ES.
(n)	The hotels that secure this debt are: Phoenix Crescent-SH, Ft. Lauderdale Cypress Creek-SS, Atlanta Galleria-SS, Chicago O’Hare-SS, Philadelphia Society Hill-SH, and Burlington-SH.
(o)	The hotels that secure this debt are: Atlanta Airport-ES, Austin-DTGS, BWI Airport-ES, Orlando Airport-HI, and Phoenix Biltmore-ES.
(p)

These loans matured in June 2009 but remain unpaid and are in default. We withheld payment in order to cause the special servicer to engage in discussions regarding modifications, including potentially extending the maturity date.

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FelCor Lodging Trust Incorporated Second Quarter 2009 Operating Results

August 5, 2009

Debt Summary – (continued)

Weighted average interest	5.63%
Fixed interest rate debt to total debt	48.5%
Mortgage debt to total assets	43.9%

Hotel Portfolio Composition

The following tables set forth, as of June 30, 2009, for 85 Consolidated Hotels distribution by brand, top markets and location type.

Brand	Hotels	Rooms	% of Total Rooms	% of 2008 Hotel EBITDA(a)
Embassy Suites Hotels	47	12,132	49	55
Holiday Inn	17	6,306	25	19
Sheraton and Westin	9	3,217	13	12
Doubletree	7	1,471	6	7
Renaissance and Marriott	3	1,321	5	5
Hilton	2	559	2	2

Top Markets
South Florida	5	1,439	6	7
San Francisco area	6	2,138	8	6
Atlanta	5	1,462	6	6
Los Angeles area	4	899	4	6
Orlando	5	1,690	7	5
Dallas	4	1,333	5	4
Philadelphia	2	729	3	4
Northern New Jersey	3	756	3	4
Minneapolis	3	736	3	4
San Diego	1	600	2	4
Phoenix	3	798	3	3
San Antonio	3	874	4	3
Chicago	3	795	3	3
Boston	2	532	2	3
Washington, D.C.	1	443	2	2

Location
Suburban	35	8,781	35	34
Urban	20	6,358	25	26
Airport	18	5,788	24	24
Resort	12	4,079	16	16

(a)	Hotel EBITDA is more fully described on page 20.

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FelCor Lodging Trust Incorporated Second Quarter 2009 Operating Results

August 5, 2009

Detailed Operating Statistics by Brand

(85 consolidated hotels)

	Occupancy (%)
	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	%Variance	2009	2008	%Variance
Embassy Suites Hotels	70.1	78.2	(10.4)	68.3	75.6	(9.6)
Holiday Inn	70.1	78.0	(10.1)	66.0	74.0	(10.8)
Sheraton and Westin	64.2	70.1	(8.4)	59.6	68.1	(12.4)
Doubletree	67.5	79.9	(15.5)	65.5	77.7	(15.7)
Renaissance and Marriott	62.0	68.2	(9.0)	59.2	69.4	(14.8)
Hilton	70.6	70.4	0.3	59.0	61.3	(3.8)

Total hotels	68.8	76.5	(10.1)	65.8	73.7	(10.8)

	ADR ($)
	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	%Variance	2009	2008	%Variance
Embassy Suites Hotels	127.79	142.90	(10.6)	133.05	147.40	(9.7)
Holiday Inn	108.31	123.67	(12.4)	106.84	120.94	(11.7)
Sheraton and Westin	110.54	128.04	(13.7)	114.01	129.06	(11.7)
Doubletree	125.47	145.53	(13.8)	132.08	149.64	(11.7)
Renaissance and Marriott	168.11	187.30	(10.2)	184.08	199.33	(7.6)
Hilton	119.80	139.77	(14.3)	110.95	125.53	(11.6)

Total hotels	122.14	138.22	(11.6)	125.92	140.62	(10.4)

	RevPAR ($)
	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	%Variance	2009	2008	%Variance
Embassy Suites Hotels	89.52	111.71	(19.9)	90.86	111.40	(18.4)
Holiday Inn	75.93	96.44	(21.3)	70.46	89.47	(21.2)
Sheraton and Westin	70.98	89.76	(20.9)	68.01	87.91	(22.6)
Doubletree	84.66	116.21	(27.2)	86.55	116.32	(25.6)
Renaissance and Marriott	104.23	127.67	(18.4)	108.89	138.36	(21.3)
Hilton	84.62	98.38	(14.0)	65.48	77.00	(15.0)

Total hotels	84.01	105.76	(20.6)	82.81	103.66	(20.1)

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FelCor Lodging Trust Incorporated Second Quarter 2009 Operating Results

August 5, 2009

Detailed Operating Statistics for FelCor’s Top Markets

(85 consolidated hotels)

	Occupancy (%)
	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	% Variance	2009	2008	%Variance
South Florida	73.5	78.3	(6.2)	76.4	82.7	(7.7)
San Francisco area	70.8	79.7	(11.2)	63.4	75.3	(15.9)
Atlanta	73.7	75.9	(2.9)	69.7	76.1	(8.4)
Los Angeles area	74.2	78.1	(5.1)	71.4	75.8	(5.8)
Orlando	70.7	80.8	(12.5)	69.4	81.4	(14.7)
Dallas	60.8	68.6	(11.4)	60.1	69.2	(13.2)
Philadelphia	74.5	82.0	(9.2)	62.0	72.3	(14.1)
Northern New Jersey	62.7	75.6	(17.1)	61.2	71.0	(13.8)
Minneapolis	65.6	76.1	(13.7)	63.2	71.5	(11.6)
San Diego	74.1	83.0	(10.8)	69.1	81.8	(15.5)
Phoenix	52.6	66.8	(21.3)	58.3	71.4	(18.3)
San Antonio	73.9	83.1	(11.0)	71.8	80.1	(10.4)
Chicago	69.6	81.7	(14.8)	61.1	73.3	(16.8)
Boston	80.0	85.3	(6.2)	75.3	77.2	(2.4)
Washington, D.C.	64.6	70.6	(8.4)	54.9	57.2	(4.1)
	ADR ($)
	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	% Variance	2009	2008	%Variance
South Florida	121.55	137.88	(11.8)	146.86	170.13	(13.7)
San Francisco area	126.45	142.68	(11.4)	123.90	139.64	(11.3)
Atlanta	105.19	120.70	(12.8)	108.01	123.89	(12.8)
Los Angeles area	133.85	158.73	(15.7)	136.06	157.87	(13.8)
Orlando	97.52	104.66	(6.8)	105.02	114.67	(8.4)
Dallas	115.04	124.23	(7.4)	120.89	127.23	(5.0)
Philadelphia	143.10	158.99	(10.0)	137.76	149.20	(7.7)
Northern New Jersey	144.27	165.94	(13.1)	147.86	164.09	(9.9)
Minneapolis	127.91	141.76	(9.8)	129.45	143.28	(9.7)
San Diego	127.62	169.35	(24.6)	129.78	161.20	(19.5)
Phoenix	115.53	134.74	(14.3)	138.37	162.11	(14.6)
San Antonio	106.08	115.80	(8.4)	105.87	114.83	(7.8)
Chicago	107.42	132.15	(18.7)	109.49	127.09	(13.9)
Boston	137.63	167.10	(17.6)	132.21	153.37	(13.8)
Washington, D.C.	136.98	162.52	(15.7)	144.22	162.57	(11.3)
	RevPAR ($)
	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	% Variance	2009	2008	%Variance
South Florida	89.30	107.99	(17.3)	112.15	140.68	(20.3)
San Francisco area	89.51	113.71	(21.3)	78.52	105.19	(25.4)
Atlanta	77.55	91.61	(15.3)	75.28	94.25	(20.1)
Los Angeles area	99.26	123.99	(19.9)	97.16	119.72	(18.8)
Orlando	68.92	84.56	(18.5)	72.93	93.31	(21.8)
Dallas	69.89	85.22	(18.0)	72.65	88.09	(17.5)
Philadelphia	106.65	130.44	(18.2)	85.47	107.80	(20.7)
Northern New Jersey	90.50	125.50	(27.9)	90.43	116.49	(22.4)
Minneapolis	83.93	107.82	(22.2)	81.88	102.48	(20.1)
San Diego	94.51	140.60	(32.8)	89.65	131.81	(32.0)
Phoenix	60.73	90.01	(32.5)	80.70	115.68	(30.2)
San Antonio	78.43	96.25	(18.5)	75.97	92.00	(17.4)
Chicago	74.72	107.90	(30.8)	66.85	93.22	(28.3)
Boston	110.15	142.60	(22.8)	99.61	118.35	(15.8)
Washington, D.C.	88.51	114.67	(22.8)	79.21	93.06	(14.9)

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FelCor Lodging Trust Incorporated Second Quarter 2009 Operating Results

August 5, 2009

Non-GAAP Financial Measures

          We refer in this release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

Reconciliation of Net Income (Loss) Attributable to FelCor to FFO

(in thousands, except per share and unit data)

	Three Months Ended June 30,
	2009			2008
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income (loss) attributable to FelCor	$(11,195)			$23,262
Preferred dividends(a)	(9,678)			(9,678)
Net income (loss) attributable to FelCor common stockholders	(20,873)	63,101	$(0.33)	13,584	61,822	$0.22
Depreciation and amortization	36,657	-	0.58	35,072	-	0.57
Depreciation, unconsolidated entities	3,601	-	0.06	3,583	-	0.06
Gain on involuntary conversion	-	-	-	(3,095)	-	(0.05)
Noncontrolling interests in FelCor LP	(97)	296	(0.01)	291	1,354	(0.02)
Conversion of options and unvested restricted stock	-	342	-	-	146	-
FFO	19,288	63,739	0.30	49,435	63,322	0.78
Charges related to debt extinguishment	594	-	0.01	-	-	-
Conversion costs(b)	292	-	-	103	-	-
Severance costs, net of noncontrolling interests	374	-	0.01	-	-	-
Lease termination costs	352	-	0.01	-	-	-
Adjusted FFO	$20,900	63,739	$0.33	49,538	63,322	0.78
Preferred dividends on Series A Preferred Stock				6,279	9,985	(0.02)
Adjusted FFO assuming conversion of Series A Preferred Stock for per share computation(c)				$55,817	73,307	$0.76

(a)	We suspended our preferred dividends in March 2009 and unpaid preferred dividends continue to accrue until paid.
(b)	These costs relate to the conversion of our Hotel 480 Union Square in San Francisco to a Marriott.
(c)

For calculation of Adjusted FFO per share it is more dilutive to assume the conversion of our Series A Convertible Preferred Stock into common stock when our quarterly Adjusted FFO per share calculation exceeds $0.63.

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FelCor Lodging Trust Incorporated Second Quarter 2009 Operating Results

August 5, 2009

 Reconciliation of Net Income (Loss) Attributable to FelCor to FFO

	Six Months Ended June 30,
	2009			2008
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income (loss) attributable to FelCor	$(32,259)			$10,789
Preferred dividends(a)	(19,356)			(19,356)
Net loss attributable to FelCor common stockholders	(51,615)	63,132	$(0.82)	(8,567)	61,819	$(0.14)
Depreciation and amortization	74,042	-	1.17	68,840	-	1.11
Depreciation, unconsolidated entities	7,288	-	0.12	7,133	-	0.12
Gain on involuntary conversion	-	-	-	(3,095)	-	(0.05)
Noncontrolling interests in FelCor LP	(239)	296	(0.01)	(186)	1,354	(0.03)
Conversion of options and unvested restricted stock	-	202	-	-	120	-
FFO	29,476	63,630	0.46	64,125	63,293	1.01
Impairment loss	1,368	-	0.02	17,131	-	0.27
Impairment loss, unconsolidated subsidiaries	2,068	-	0.03	-	-	-
Charges related to debt extinguishment	594	-	0.01	-	-	-
Conversion costs(b)	330	-	0.01	362	-	0.01
Severance costs, net of noncontrolling interests	509	-	0.01	-	-	-
Lease termination costs	352	-	0.01	-	-	-
Adjusted FFO	$34,697	63,630	$0.55	81,618	63,293	1.29
Preferred dividends on Series A Preferred Stock				12,558	9,985	-
Adjusted FFO assuming conversion of Series A Preferred Stock for per share computation(c)				$94,176	73,278	$1.29

(a)	We suspended our preferred dividends in March 2009 and unpaid preferred dividends continue to accrue until paid.
(b)	These costs relate to the conversion of our Hotel 480 Union Square in San Francisco to a Marriott.
(c)

For calculation of Adjusted FFO per share it is more dilutive to assume the conversion of our Series A Convertible Preferred Stock into common stock when our Adjusted FFO per share calculation for the six months exceeds $1.26.

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FelCor Lodging Trust Incorporated Second Quarter 2009 Operating Results

August 5, 2009

Reconciliation of Net Income (Loss) Attributable to FelCor to EBITDA

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net income (loss) attributable to FelCor	$(11,195)	$23,262	$(32,259)	$10,789
Depreciation and amortization	36,657	35,072	74,042	68,840
Depreciation, unconsolidated entities	3,601	3,583	7,288	7,133
Interest expense	22,949	25,196	44,418	51,745
Interest expense, unconsolidated entities	951	1,327	1,970	2,923
Amortization of stock compensation	1,404	1,457	2,802	2,722
Noncontrolling interests in FelCor LP	(97)	291	(239)	(186)
EBITDA	54,270	90,188	98,022	143,966
Impairment loss	-	-	1,368	17,131
Impairment loss on unconsolidated hotels	-	-	2,068	-
Charges related to debt extinguishment	594	-	594	-
Gain on involuntary conversion	-	(3,095)	-	(3,095)
Conversion costs(a)	292	103	330	362
Severance costs, net of noncontrolling interests	374	-	509	-
Lease termination costs	352	-	352	-
Adjusted EBITDA	$55,882	$87,196	$103,243	$158,364

(a)	These costs relate to the conversion of our Hotel 480 Union Square in San Francisco to a Marriott.

Reconciliation of Adjusted EBITDA to Hotel EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Adjusted EBITDA	$55,882	$87,196	$103,243	$158,364
Other revenue	(988)	(931)	(1,274)	(1,259)
Equity in income from unconsolidated subsidiaries (excluding interest, depreciation and impairment expense)	(4,963)	(7,831)	(8,961)	(12,854)
Noncontrolling interests in other partnerships (excluding interest, depreciation and severance expense)	1,002	1,481	1,445	2,050
Consolidated hotel lease expense	10,853	15,737	20,913	27,933
Unconsolidated taxes, insurance and lease expense	(2,084)	(2,075)	(4,018)	(4,197)
Interest income	(167)	(428)	(344)	(973)
Other expenses (excluding conversion costs, severance costs and lease termination costs)	777	797	1,289	1,471
Corporate expenses (excluding amortization expense of stock compensation)	3,832	3,407	8,556	8,969
Adjusted EBITDA from discontinued operations	-	-	-	13
Hotel EBITDA	$64,144	$97,353	$120,849	$179,517

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FelCor Lodging Trust Incorporated Second Quarter 2009 Operating Results

August 5, 2009

Reconciliation of Net Income (Loss) Attributable to FelCor to Hotel EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net income (loss) attributable to FelCor	$(11,195)	$23,262	$(32,259)	$10,789
Discontinued operations	-	-	-	13
Equity in loss (income) from unconsolidated entities	261	(2,331)	3,685	(1,709)
Net income (loss) attributable to noncontrolling interests in other partnerships	324	890	108	961
Net income (loss) attributable to redeemable noncontrolling interests in FelCor LP	(97)	291	(239)	(186)
Consolidated hotel lease expense	10,853	15,737	20,913	27,933
Unconsolidated taxes, insurance and lease expense	(2,084)	(2,075)	(4,018)	(4,197)
Interest expense, net	22,782	24,769	44,074	50,772
Charges related to debt extinguishment	594	-	594	-
Corporate expenses	5,236	4,864	11,358	11,691
Depreciation and amortization	36,657	35,072	74,042	68,840
Impairment loss	-	-	1,368	17,131
Gain on involuntary conversion	-	(3,095)	-	(3,095)
Other expenses	1,801	900	2,497	1,833
Other revenue	(988)	(931)	(1,274)	(1,259)
Hotel EBITDA	$64,144	$97,353	$120,849	$179,517

Hotel EBITDA and Hotel EBITDA Margin

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Total revenues	$242,568	$306,168	$476,856	$598,043
Other revenue	(988)	(931)	(1,274)	(1,259)
Hotel operating revenue	241,580	305,237	475,582	596,784
Hotel operating expenses	177,436	207,884	354,733	417,267
Hotel EBITDA	$64,144	$97,353	$120,849	$179,517
Hotel EBITDA margin(a)	26.6%	31.9%	25.4%	30.1%

(a)	Hotel EBITDA as a percentage of hotel operating revenue.

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FelCor Lodging Trust Incorporated Second Quarter 2009 Operating Results

August 5, 2009

Reconciliation of Total Operating Expenses to Hotel Operating Expenses

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Total operating expenses	$229,899	$262,382	$460,893	$540,498
Unconsolidated taxes, insurance and lease expense	2,084	2,075	4,018	4,197
Consolidated hotel lease expense	(10,853)	(15,737)	(20,913)	(27,933)
Corporate expenses	(5,236)	(4,864)	(11,358)	(11,691)
Depreciation and amortization	(36,657)	(35,072)	(74,042)	(68,840)
Impairment loss	-	-	(1,368)	(17,131)
Other expenses	(1,801)	(900)	(2,497)	(1,833)
Hotel operating expenses	$177,436	$207,884	$354,733	$417,267

Reconciliation of Ratio of Operating Income to Total Revenues to Hotel EBITDA Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Ratio of operating income to total revenues	5.2%	14.3%	3.4%	9.6%
Other revenue	(0.4)	(0.3)	(0.3)	(0.2)
Unconsolidated taxes, insurance and lease expense	(0.8)	(0.7)	(0.8)	(0.7)
Consolidated hotel lease expense	4.5	5.2	4.4	4.7
Other expenses	0.8	0.3	0.5	0.3
Corporate expenses	2.2	1.6	2.4	2.0
Depreciation and amortization	15.1	11.5	15.5	11.5
Impairment loss	-	-	0.3	2.9
Hotel EBITDA margin	26.6%	31.9%	25.4%	30.1%

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FelCor Lodging Trust Incorporated Second Quarter 2009 Operating Results

August 5, 2009

Reconciliation of Forecasted Net Loss Attributable to FelCor to Forecasted FFO, Adjusted FFO, EBITDA and Adjusted EBITDA

(in millions, except per share and unit data)

	Full Year 2009 Guidance
	Low Guidance			High Guidance
	Dollars	Per Share Amount		Dollars	Per Share Amount
Net loss attributable to FelCor	$(82)			$(74)
Preferred dividends	(39)			(39)
Net loss applicable to FelCor common stockholders	(121)	$(1.92)		(113)	$(1.79)
Depreciation(b)	164			164
Noncontrolling interests in FelCor LP	(1)			(1)
Severance costs	1			1
Charges related to debt extinguishment	1			1
Impairment loss (first quarter 2009)(b)	3			3
Adjusted FFO	$47	$0.74	(a)	$55	$0.86	(a)

Net loss attributable to FelCor	$(82)			$(74)
Depreciation(b)	164			164
Interest expense(b)	97			97
Amortization expense	5			5
Noncontrolling interests in FelCor LP	(1)			(1)
Severance costs	1			1
Charges related to debt extinguishment	1			1
Impairment loss (first quarter 2009)(b)	3			3
Adjusted EBITDA	$188			$196

(a)	Weighted average shares and units are 63.6 million.
(b)	Includes pro rata portion of unconsolidated entities.

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FelCor Lodging Trust Incorporated Second Quarter 2009 Operating Results

August 5, 2009

            Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income (loss) attributable to FelCor as a measure of our operating performance.

FFO and EBITDA

The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), defines FFO as net income or loss attributable to Parent (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss attributable to Parent (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.

Adjustments to FFO and EBITDA

We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional recurring and non-recurring items, including but not limited to these described below, provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO and Adjusted EBITDA when combined with GAAP net income attributable to FelCor, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

•

Gains and losses related to early extinguishment of debt and interest rate swaps – We exclude gains and losses related to early extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

•

Impairment losses – We exclude the effect of impairment losses and gains or losses on disposition of assets in computing Adjusted FFO and Adjusted EBITDA because we believe that including these is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, we believe that impairment charges and gains or losses on disposition of assets represent accelerated depreciation, or excess depreciation, and depreciation is excluded from FFO by the NAREIT definition and from EBITDA.

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FelCor Lodging Trust Incorporated Second Quarter 2009 Operating Results

August 5, 2009

•

Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.

In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of assets because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

Hotel EBITDA and Hotel EBITDA Margin

Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the industry and give investors a more complete understanding of the operating results over which our individual hotels and operating managers have direct control. We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures used by us in our financial and operational decision making. Additionally, these measures facilitate comparisons with other hotel REITs and hotel owners. We present Hotel EBITDA and Hotel EBITDA margin by eliminating from continuing operations all revenues and expenses not directly associated with hotel operations including corporate-level expenses, depreciation and expenses related to our capital structure. We eliminate corporate-level costs and expenses because we believe property-level results provide investors with supplemental information with respect to the ongoing operating performance of our hotels and the effectiveness of management on a property-level basis. We eliminate depreciation and amortization, even though they are property-level expenses, because we do not believe that these non-cash expenses, which are based on historical cost accounting for real estate assets and implicitly assume that the value of real estate assets diminish predictably over time, accurately reflect an adjustment in the value of our assets. We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by noncontrolling interests and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our hotels. Hotel EBITDA and Hotel EBITDA margins are presented on a same-store basis.

Limitations of Non-GAAP Measures

Our management and Board of Directors use FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and lodging REITs, hotel owners who are not REITs and other capital intensive companies. We use Hotel EBITDA and Hotel EBITDA margin in evaluating hotel-level performance and the operating efficiency of our hotel managers.

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FelCor Lodging Trust Incorporated Second Quarter 2009 Operating Results

August 5, 2009

The use of these non-GAAP financial measures has certain limitations. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, as presented by us, may not be comparable to FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin as calculated by other real estate companies. These measures do not reflect certain expenses that we incurred and will incur, such as depreciation and interest or capital expenditures. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as, the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. Neither should FFO, Adjusted FFO, Adjusted FFO per share, EBITDA or Adjusted EBITDA be considered as measures of our liquidity or indicative of funds available for our cash needs, including our ability to make cash distributions. Adjusted FFO per share should not be used as a measure of amounts that accrue directly to the benefit of stockholders. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin reflect additional ways of viewing our operations that we believe when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on any single financial measure.

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